UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2007

TXP CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-49743	88-0443110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1299 Commerce Drive, Richardson, Texas 75081
Telephone No.: (214) 575-9300
(Address and telephone number of Registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 28, 2007, TXP Corporation (the “Company”) entered into an Agreement (the "Agreement") with an accredited investor (the “Investor”) pursuant to which the Company will, within 90 days from the date the Collateral (as defined below) is deposited into the account of a Lender (the “Closing Date”), issue to the Investor seven-year warrants to purchase an aggregate of 1,280,000 shares of common stock (the “Warrants”) as consideration for the Investor agreeing to pledge an aggregate of $2,000,000 in free-trading shares of common stock of Fossil Incorporated (NASDAQ:FOSL) or such other shares of free-trading common stock having a value of $2,000,000 in the aggregate beneficially owned by the Investor as may be agreed upon between the parties (the “Collateral”). The Collateral is to be pledged on behalf of the Company in favor of First Bank of Canyon Creek, or such other lending or financing institution as may be agreed upon between the parties (a “Lender”), as Collateral for a loan to be obtained by the Company from a Lender in an amount up to $2,000,000 with a term of January 16, 2009 (the “Term”), which will be further guaranteed personally and through the pledge of common stock beneficially owned by Michael Shores, the Company’s Chief Executive Officer, in an amount equal to the initial amount pledged by the Investor at a per share price equal to $0.50. The Warrants are exercisable into shares of the Company’s common stock at a price equal to $0.40 per share.

As additional consideration of the Investor’s agreement to pledge the Collateral to a Lender, on or prior to the Closing Date the Company will pay to the Investor a one-time commitment fee through the issuance of 100,000 restricted shares of the Company’s common stock. In addition, the Company and the Investor agreed to extend the permitted maturity dates of the Loans previously received by the Company from the Lender as set forth in the agreements entered into between the Company and the Investor on July 28, 2006 and October 12, 2006, from July 28, 2008 and October 12, 2007, respectively, to January 16, 2009.

Moreover, the Agreement provides for prggy-back registration rights in which the Company is required to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission registering the common stock issuable upon exercise of the Warrants on the next registration statement filed by the Company after the filing of the registration statement pursuant to the March 2007 Registration Rights Agreement between the Company and YA Global Investments, L. P. The Company is obligated to insure that the Registration Statement remains in effect until all of the shares of common stock issuable upon exercise of the Warrants have been sold.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Investor is an accredited investor and/or qualified institutional buyer, the Investor had access to information about the Company and its investment, the Investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
10.1	Agreement dated as of December 28, 2007 by and between TXP Corporation and James Von Ehr, II.
10.2	Warrant of TXP Corporation to be issued to James Von Ehr, II.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXP CORPORATION

Date: December 31, 2007	By:	/s/ Michael C. Shores
Michael C. Shores
Chief Executive Officer